Richard A. Eisner & Company
                                                Certified Public Accountants



March 11, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      The Translation Group Ltd.
         File Ref. No. 000-21725

We were previously the independent auditors for The Translation Group Ltd. (the "Company"); under the date of June 30, 1998, we reported on the financial statements of The Translation Group Ltd. as at March 31, 1998 and for the year then ended. On March 1, 1999 we agreed not to stand for reappointment as the Company's independent certifying accountant. We have read the statements included under Item 4 of Form 8-K dated March 3, 1999 of The Translation Group Ltd. and we agree with such statements.

Very truly yours,

/s/

Richard A. Eisner








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